090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	**20180093686-23**
	Filing Date and Time
	02/28/2018 11:25 AM
	Entity Number
	E0526062008-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Sauer Energy, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock, par value $0.0001 per share; authorized 650,000,000 million shares, issued and

outstanding 437,040,839 shares

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock, par value $0.0001 per share; authorized 130,000,000 million shares, issued and outstanding 87,408,168 shares

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Two tenths (0.2)of a share to be issued for each (1) share

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares will be rounded up to the next whole number

7. Effective date and time of filing: (optional) Date: 03/22/2018 Time: 5:00 pm

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

CEO and President

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.